UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2017

MARINE PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16263	58-2572419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 520, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-7910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2017 annual meeting of stockholders of the Company was held on April 25, 2017. At the annual meeting, the stockholders of the Company (i) elected three Class I nominees to the Board of Directors; (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; (iii) held a nonbinding vote on executive compensation; and (iv) held a nonbinding vote regarding the frequency of voting on executive compensation.

The voting results for each proposal are as follows:

1.	To elect the three Class I nominees to the Board of Directors:

	For	Withheld	Broker Non-Vote
Class I nominees:
R. Randall Rollins	31,576,557	991,361	1,146,243
Henry B. Tippie	31,662,353	905,565	1,146,243
James B. Williams	32,426,835	141,083	1,146,243

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Abstain
33,705,726	7,716	719

3.	To hold a non-binding vote on executive compensation:

For	Against	Abstain	Broker Non-Vote
32,300,684	255,764	11,469	1,146,244

4.	To hold a nonbinding vote regarding the frequency of voting on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
1,541,453	9,678	31,005,026	11,760	1,146,244

Based on these results and consistent with the Company’s recommendation, the Board has determined that the Company will hold a non-binding advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marine Products Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Products Corporation.

Date: April 27, 2017	/s/ Ben M. Palmer
Vice President,
Chief Financial Officer and Treasurer